UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant To Section 13 or 15(D)
                     of the Securities Exchange Act of 1934


                                   May 2, 2007
                Date of Report (Date of earliest event reported)


                        GLOBAL ENTERTAINMENT CORPORATION
               (Exact name of registrant as specified in charter)


          Nevada                        0-50643                   86-0933274
(State or Other Jurisdiction          (Commission               (IRS Employer
    of Incorporation)                 File Number)           Identification No.)


       4909 E. McDowell, Suite 104
            Phoenix, Arizona                                      85008-4293
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (480) 994-0772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 2, 2007 Cragar Industries, Inc., a Delaware corporation ("Cragar"), a subsidiary of Global Entertainment Corporation, signed a License Agreement (the "Agreement") with Accubuilt, Inc., a Delaware corporation ("Accubuilt"). The Agreement is effective as of February 1, 2007.

     Pursuant to the terms of the Agreement, Cragar granted Accubuilt an exclusive license to display and use its trademarks, trade names and service marks in connection with the manufacture, sale and marketing of customized, two-wheel drive Ford F-150 trucks and such other vehicles as are mutually agreed upon by the parties. Accubuilt agreed to purchase from Cragar a kit for each vehicle sold, which kit consists of components for the customization of the vehicle. Accubuilt also agreed to pay a royalty to Cragar for each vehicle sold.

     The Agreement has a term of five years from the effective date and if not renewed will terminate on March 31, 2012.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

    Exhibit Number                          Description
    --------------                          -----------
       10.1       License Agreement between Cragar Industries, Inc. and
                  Accubuilt, Inc.

       99.1       Press Release announcing Cragar Industries License Agreement.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GLOBAL ENTERTAINMENT CORPORATION


Date: May 3, 2007                     By: /s/ J. Craig Johnson
                                         --------------------------------
                                      Name:  J. Craig Johnson
                                      Title: Executive Vice President and
                                             Chief Financial Officer

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